Exhibit 10.3

AMENDMENT

TO

FOX RIVER AWA ENVIRONMENTAL INDEMNITY AGREEMENT

This Amendment to Fox River AWA Environmental Indemnity Agreement is made and entered into as of the 11th day of June, 2004 by and among PAPERWEIGHT DEVELOPMENT CORP., a Wisconsin corporation (“PDC”), NEW APPLETON LLC, a Wisconsin limited liability company wholly-owned by PDC (“New Appleton,” and together with PDC, “Buyers”), APPLETON PAPERS INC., a Delaware corporation (“API”) and ARJO WIGGINS APPLETON LTD. (f/k/a Arjo Wiggins Appleton p.l.c.), a corporation formed under the laws of England and Wales (“AWA”).

W I T N E S S E T H:

WHEREAS, Buyers, API and AWA are parties to that certain Fox River AWA Environmental Indemnity Agreement dated as of November 9, 2001 (the “Original Agreement”); and

WHEREAS, effective as of 11:59 P.M. on December 7, 2001, New Appleton was liquidated and dissolved and all of New Appleton’s right, title and interest in and under its contracts and agreements, including the Original Agreement, were assigned to PDC and PDC assumed and agreed to perform all of New Appleton’s obligations under the assigned contracts and agreements, including the Original Agreement; and

WHEREAS, Buyers, API and AWA desire to amend the Original Agreement in accordance with and subject to the terms and conditions herein set forth.

NOW, THEREFORE, the parties hereto agree as follows:

1. References; Defined Terms. All capitalized terms used herein and not otherwise defined shall have the meaning given such terms in the Original Agreement and all references to sections herein are references to sections of the Original Agreement. All references to the Original Agreement contained herein shall mean the Original Agreement as amended hereby.

2. Amendment to Preamble. The second “WHEREAS” clause of the Original Agreement shall be deleted in its entirety and the following inserted in lieu thereof:

WHEREAS, Buyers have agreed, pursuant to the Fox River PDC Environmental Indemnity Agreement (as amended, supplemented or otherwise modified from time to time, the “PDC Agreement”) of even date herewith, and in reliance on this Agreement, to indemnify API in respect of the Excess Costs;

3. Amendment to Section 5.5. Section 5.5 of the Original Agreement shall be deleted in its entirety.

4. Amendment to Section 6.1.1. Section 6.1.1 of the Original Agreement (including subsections 6.1.1.1 – 6.1.1.3) shall be deleted in its entirety and the following inserted in lieu thereof:

For the purposes of this Section 6, “Fox River Payments” means the sum of (a) the indemnification payments made by AWA hereunder, (b) all Costs and Expenses incurred by AWA, and (c) any other payments made by AWA which would have been indemnifiable hereunder if they had been incurred by API or Buyers.

5. Amendment to Section 6.1.5.7. Section 6.1.5.7 of the Original Agreement shall be deleted in its entirety and the following inserted in lieu thereof:

“Excess Projected Amount” means the sum of the remaining Aggregate Indemnification Payments during the entire Extended Debt Period as determined by the Designated Fox River Arbiter over the Later Period Coverage.

6. Amendment to Exhibit A. Exhibit A to the Original Agreement shall be deleted in its entirety.

7. Miscellaneous.

(a) Representations and Warranties. The parties hereto represent and warrant to each other that this Amendment has been duly authorized by all requisite corporate, limited liability company or other action prior to the date hereof and each of the parties hereto have full power and authority to execute and deliver this Amendment and perform its obligations hereunder. This Amendment has been duly executed and delivered by each of the parties hereto and constitutes a valid and legally binding obligation of each of the parties hereto.

(b) Binding Agreement; Assignment. This Amendment shall be binding upon and inure to the benefit of the parties named herein and to their respective successors and assigns.

(c) Amendments and Waivers. Any change or amendment hereto or any waiver hereunder must be in writing and signed by the party or parties against whom such change, amendment or waiver is sought to be enforced.

(d) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of New York.

(e) Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

(f) No Other Amendment. Except as specifically provided herein, the Original Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment to Fox River AWA Environmental Indemnity Agreement as of the day and year first written above.

PAPERWEIGHT DEVELOPMENT CORP.

By:	/s/ Dale E. Parker
Name:	Dale E. Parker
Title:	Chief Financial Officer & Treasurer

NEW APPLETON LLC

By:	Paperweight Development Corp., successor in interest

By:	/s/ Dale E. Parker
Name:	Dale E. Parker
Title:	Chief Financial Officer & Treasurer

APPLETON PAPERS INC.

By:	/s/ Dale E. Parker
Name:	Dale E. Parker
Title:	Vice President – Finance, Chief Financial Officer and Treasurer

ARJO WIGGINS APPLETON LTD.

By:	/s/ Favier Vincent
Name:	Favier Vincent
Title:	Authorized Signatory

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